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                                                                      EXHIBIT 21

                          MARSHALL & ILSLEY CORPORATION

                                  SUBSIDIARIES

                                February 29, 2000


Subsidiaries Organized in Wisconsin
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
Customers Forever, LLC                                 M&I Community State Bank
M&I Bank (Ashland)                                     M&I First American Bank
M&I Bank (Superior)                                    M&I Lake Country Bank
M&I Bank of Burlington                                 M&I Lakeview Bank
M&I Bank of Eagle River                                M&I Marshall & Ilsley Bank
M&I Bank of LaCrosse                                   M&I Merchants Bank
M&I Bank of Mayville                                   M&I Mid-State Bank
M&I Bank of Menomonee Falls                            M&I Northern Bank
M&I Bank of Racine                                     M&I Brokerage Services, Inc.
M&I Bank of Shawano
M&I Bank of Southern Wisconsin                         M&I Dealer Finance, Inc.
M&I Bank Fox Valley                                    M&I Financial Corp.
M&I Bank Northeast                                     M&I First National Leasing Corp.
M&I Bank South                                         M&I Insurance Services, Inc.
M&I Bank South Central                                 M&I Investment Management Corp.
M&I Central Bank & Trust                               M&I Mortgage Corp.
M&I Central State Bank                                 M&I Support Services Corp.
M&I Citizens American Bank                             Marshall & Ilsley Trust Company
                                                       Richter-Schroeder Company, Inc.


Subsidiaries Incorporated in Arizona                   Subsidiaries Incorporated in Florida
------------------------------------                   ------------------------------------

M&I Thunderbird Bank                                   Marshall & Ilsley Trust Company of Florida
M&I Insurance Company of Arizona, Inc.
M&I Marshall & Ilsley Trust Company of Arizona

Subsidiaries Organized in Delaware                     Subsidiaries Incorporated in Michigan
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M&I Capital Markets Group L.L.C.
M&I Ventures L.L.C.                                    M&I Leasing Corp. of Michigan

Subsidiaries Incorporated in Nevada
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

         The registrant has 87 subsidiaries which primarily hold, manage and service investment and mortgage portfolios.


Subsidiaries Incorporated in New Hampshire             Subsidiaries Incorporated in Malaysia
------------------------------------------             -------------------------------------

M&I EastPoint Technology, Inc.                         M&I Asia Pacific Sdn. Bhd.

Subsidiaries Incorporated in Vermont                   Subsidiaries Organized Under the Laws of the United States
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M&I Mortgage Reinsurance Corporation                   M&I Bank FSB
                                                       M&I First National Bank (West Bend)
                                                       M&I National Trust Company
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